INK Acquisition, LLC & Affiliates

Financial Statements

As of and for the Year Ended December 31, 2013

Report of Independent Certified Public Accountants

To the Partners of
INK Acquisition, LLC & Affiliates

We have audited the accompanying combined financial statements of INK Acquisition, LLC & Affiliates, which comprise the combined balance sheet as of December 31, 2013, and the related combined statements of operations, owners' equity (deficit) and cash flows for the year then ended.

Management's Responsibility for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on the combined financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of INK Acquisition, LLC & Affiliates at December 31, 2013, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP
Fort Lauderdale, Florida

March 10, 2014

INK ACQUISITION, LLC & AFFILIATES
Combined Balance Sheet
(in thousands)

		December 31, 2013
Assets:		
Investment in hotel properties, net	$	843,442
Cash and cash equivalents		22,850
Restricted cash		58,082
Hotel receivables (net of allowance for doubtful accounts of $400)		3,371
Deferred costs, net		20,622
Prepaid expenses and other assets		5,145
Total assets	$	953,512
Liabilities and Owners' Equity (Deficit):		
Liabilities		
Debt	$	950,000
Accounts payable and accrued expenses		18,863
Total liabilities		968,863
Owners' Equity (Deficit)		
Contributions		360,000
Distributions and accumulated deficit	$	(375,351)
Total owners' equity (deficit)	$	(15,351)
Total liabilities and owners' equity (deficit)	$	953,512

The accompanying notes are an integral part of these financial statements.

INK ACQUISITION, LLC & AFFILIATES
Combined Statements of Operations
(in thousands)

		For the Year Ended December 31, 2013
Revenue:		
Room	$	246,931
Food and beverage		11,749
Other		5,518
Total revenue		264,198
Expenses:		
Hotel operating expenses:		
Room		49,658
Food and beverage expense		8,794
Telephone expense		2,119
Other expense		2,474
General and administration		24,630
Franchise fees		19,021
Advertising and promotions		6,856
Utilities		11,670
Repairs and maintenance		14,444
Management fees to related party		6,347
Insurance		2,082
Total hotel operating expenses		148,095
Depreciation and amortization		50,127
Property taxes and insurance		12,595
General and administrative		4,898
Hotel property acquisition costs and other charges		24
Total operating expenses		215,739
Operating income		48,459
Interest and other income		233
Interest expense, including amortization of deferred fees		(55,672)
Loss on early extinguishment of debt		(8,863)
Loss from continuing operations		(15,843)
Loss from discontinued operations		(274)
Loss on sale of discontinued operations		(2,456)
Net loss from discontinued operations		(2,730)
Net loss	$	(18,573)

The accompanying notes are an integral part of these financial statements.

INK ACQUISITION, LLC & AFFILIATES
Combined Statements of Owners' Equity (Deficit)
For the year ended December 31, 2013
(in thousands)

	Contributions	Distributions and Accumulated (Deficit)	Total Owners' Equity (Deficit)
Balance at January 1, 2013	$ 360,000	$ (230,384)	$ 129,616
Net loss	—	(18,573)	(18,573)
Distributions	—	(126,394)	(126,394)
Balance at December 31, 2013	$ 360,000	$ (375,351)	$ (15,351)

The accompanying notes are an integral part of these financial statements.

INK ACQUISITION, LLC & AFFILIATES
Combined Statements of Cash Flows
(in thousands)

		For the Year Ended December 31, 2013
Cash flows from operating activities:		
Net loss	$	(18,573)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:		
Depreciation expense		48,869
Loss on early extinguishment of debt		4,381
Amortization of deferred franchise fees		1,264
Amortization of deferred financing fees included in interest expense		3,517
Loss on sale of hotels included in discontinued operations		2,456
Changes in operating assets and liabilities:		
Accounts receivable		214
Deferred costs		1,209
Prepaid expenses and other assets		11
Accounts payable and accrued expenses		(6,895)
Net cash provided by operating activities		36,453
Cash flows from investing activities:		
Improvements and additions to hotel properties		(30,133)
Proceeds from sale of assets		11,300
Restricted cash		(32,284)
Net cash used in investing activities		(51,117)
Cash flows from financing activities:		
Proceeds from issuance of long-term debt		950,000
Payments of financing costs		(19,111)
Payments on debt		(792,239)
Payment of franchise obligation		(1,323)
Distribution to owners		(126,394)
Net cash provided by financing activities		10,933
Change in cash and cash equivalents for assets held for sale		27
Net change in cash and cash equivalents		(3,731)
Cash and cash equivalents, beginning of period		26,554
Cash and cash equivalents, end of period	$	22,850
Supplemental disclosure of cash flow information:		
Cash paid for interest	$	53,139
Supplemental disclosure of non-cash information:		
Accrued improvements and additions to hotel properties	$	1,594

The accompanying notes are an integral part of these financial statements.

(dollars in thousands)

1. Organization

INK Acquisition, LLC and a series of affiliated partnerships (collectively "we," "us," or the "Company") were formed in 2011 to acquire the assets and associated operations of a portfolio of hotels as a result of the bankruptcy reorganization plan of affiliates of Innkeepers USA Trust ("Innkeepers") and are combined in these financial statements. The Company is owned 89.7% by CRE-Ink REIT Member, LLC and its affiliates ("Cerberus") and 10.3% by Chatham Lodging, LP ("Chatham"). In addition, an entity owned by Jeffrey H. Fisher, Chatham's Chairman and Chief Executive Officer, owns a 0.5% non-voting interest in CRE-Ink REIT Member, LLC.

At December 31, 2013, the Company owned 51 hotels with an aggregate of 6,847(unaudited) rooms located in 16 states. The hotels operate under the following brands: Residence Inn by Marriott (34 hotels), Hampton Inn by Hilton (5 hotels), Hyatt House (5 hotels), Courtyard by Marriott (3 hotels), Four Points by Sheraton (1 hotel), Sheraton (1 hotel), TownePlace Suites (1 hotel), and Westin (1 hotel). The day to day management of the hotels is provided pursuant to management agreements with Island Hospitality Management ("IHM"). Jeffrey H. Fisher is the 90% owner of IHM.

2. Summary of Significant Accounting Policies

Basis of Presentation and Account Policies

The combined financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America ("GAAP"). All intercompany accounts and transactions have been eliminated. These financial statements are being presented on a combined basis as the Company is under common management and control.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the balance sheet date and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include the allocation of the purchase price of hotels, the allowance for doubtful accounts and the fair value of hotels that are held for sale or impaired.

Fair Value of Financial Instruments

FASB guidance on fair value measurements and disclosures defines fair value for GAAP and establishes a framework for measuring fair value as well as a fair value hierarchy based on the quality and nature of inputs used to measure fair value. The term "fair value" in these financial statements is defined in accordance with GAAP. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows: Level 1 Inputs that reflect unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date;

Level 2 Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly, including inputs in markets that are not considered to be active;

Level 3 Inputs that are unobservable.

The carrying value of the Company's cash, accounts receivables, accounts payable and accrued expenses approximate fair value because of the relatively short maturities of these instruments. The Company is not required to carry any other assets or liabilities at fair value on a recurring basis other than its interest caps. The interest rate caps are valued using Level 2 inputs and are presented in the combined financial statements on a gross basis. As of December 31, 2013, the interest rate caps are valued at $1,065, and are recorded in prepaid expenses and other assets on the balance sheet. No cash collateral has been posted nor received for any of the derivative positions.

When the Company classifies an asset as held for sale, the Company assesses whether the asset's carrying value is greater than fair value less selling costs. If so, the asset is written down to fair value less selling costs on a nonrecurring basis. The fair value determinations are based on Level 2 inputs as they are generally based on other than quoted prices that are observable for the asset or liability either directly or indirectly, including inputs in markets that are not considered to be active.

Investment in Hotel Properties

The Company allocates the purchase prices of hotel properties acquired based on the fair value of the acquired real estate, furniture, fixtures and equipment, identifiable intangible assets and assumed liabilities. In making estimates of fair value for purposes of allocating the purchase price, the Company utilizes a number of sources of information that are obtained in connection with the acquisition of a hotel property, including valuations performed by independent third parties and information obtained about each hotel property resulting from pre-acquisition due diligence. Hotel property acquisition costs are expensed in the period incurred.

The Company's investment in hotel properties are carried at cost and are depreciated using the straight-line method over the estimated useful lives of the assets, generally 39 years for buildings, 20 years for land improvements, 15 years for building improvements and three to ten years for furniture, fixtures and equipment. Renovations and replacements at the hotel properties that improve or extend the life of the assets are capitalized and depreciated over their useful lives, while repairs and maintenance are expensed as incurred. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the Company's accounts and any resulting gain or loss is recognized in the combined statements of operations.

The Company periodically reviews its hotel properties for impairment whenever events or changes in circumstances indicate that the carrying value of the hotel properties may not be recoverable. Events or circumstances that may cause a review include, but are not limited to, adverse changes in the demand for lodging at the properties due to declining national or local economic conditions or new hotel construction in markets where the hotels are located. When such conditions exist, management performs an analysis to determine if the estimated undiscounted future cash flows, without interest charges, from operations and the net proceeds from the ultimate disposition of a hotel property exceed its carrying value. If the estimated undiscounted future cash flows are less than the carrying amount, an adjustment to reduce the carrying amount to the related hotel property's estimated fair market value is recorded and an impairment loss recognized. As of December 31, 2013, no impairment charges on hotels held for use were recorded.

The Company will consider a hotel property as held for sale when either the Company determines it will be actively selling the hotel and a binding agreement to purchase the property has been signed under which the buyer has committed a significant amount of nonrefundable cash, no significant financing contingencies exist which could cause the transaction not to be completed in a timely manner and the sale is expected to occur within one year. If these criteria are met, depreciation and amortization of the hotel property ceases and the carrying value of each hotel is recorded at the lower of its carrying value or its estimated fair value less estimated costs to sell. The Company classifies together with the related operating results, as discontinued operations in the combined statements of operations and classifies the assets and related liabilities as held for sale in the combined balance sheets for all periods presented. As of December 31, 2013, the Company has no hotel properties held for sale.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand, demand deposits with financial institutions and short term liquid investments with an original maturity when purchased of three months or less. Cash balances in individual banks may exceed federally insurable limits.

(dollars in thousands)

Restricted Cash

Restricted cash represents escrows for reserves required pursuant to the Company's loans or hotel management agreements. Included in restricted cash on the accompanying combined balance sheet at December 31, 2013, are renovation, property tax and insurance escrows of $58,082. The hotel mortgage loan agreements require the Company to fund 4% of gross hotel revenues on a monthly basis for furnishings, fixtures and equipment and general repair maintenance reserves ("Replacement Reserve"), in addition to property tax and insurance reserves, into an escrow account held by Lender.

Hotel Receivables

Hotel receivables consist of amounts owed by guests staying at the Company's hotels at year end and amounts due from business and group customers. An allowance for doubtful accounts is provided and maintained at a level believed to be adequate to absorb estimated losses. At December 31, 2013, the allowance for doubtful accounts was $400.

Deferred Costs

Deferred costs consisted of the following at December 31, 2013:

		2013
Deferred loan costs	$	19,110
Franchise fees		3,801
Other		4,053
		26,964
Accumulated amortization		(6,342)
	$	**20,622**

Loan costs are recorded at cost and amortized over a straight-line basis, which approximates the effective interest rate method, over the term of the loan. In 2013 we wrote off the previous fee in the amount of $4,381 and recorded loan costs in the amount of $19,110. Franchise fees are recorded at cost and amortized over a straight-line basis over the term of the franchise agreements. For the year ended December 31, 2013, other deferred costs primarily relate to franchise conversion costs of $3,494. For the year ended December 31, 2013, amortization expense related to franchise conversion fees and franchise fee of $1,264, is included in depreciation and amortization in the combined statements of operations. Amortization expense related to loan costs of $3,470, is included in interest expense in the combined statement of operations.

Prepaid Expenses and Other Assets

The Company's prepaid expenses and other assets consist of prepaid insurance, deposits, hotel supplies inventory and the fair value of the company's interest rate caps.

Accounting for derivative instruments

The Company records its derivative instruments on the balance sheet at their estimate fair value. Changes in the fair value of derivatives are recorded each period in current earnings or in other comprehensive income, depending on whether a derivative is designated as part of a hedging relationship and, if it is, depending on the type of hedging relationship. The Company's interest rate caps are not designated as a hedge but to eliminate the incremental cost to the Company if one-month LIBOR interest rate were to exceed 2.75%. Accordingly, the interest rate caps are recorded on the balance sheet at estimated fair value with realized and unrealized changes in the fair value reported in the combined statements of operations.

Revenue Recognition

Revenue from hotel operations is recognized when rooms are occupied and when services are provided. Revenue consists of amounts derived from hotel operations, including sales from room, meeting room, restaurants, gift shop, in-room movie and other ancillary amenities. Sales, use, occupancy, and similar taxes are collected and presented on a net basis (excluded from revenue) in the accompanying combined statements of operations.

Income Taxes

The Company's subsidiaries are treated as partnerships for federal and state income taxes. Each member receives a partnership K-1 for tax purposes.

As of December 31, 2013, the Company is no longer subject to U.S federal income tax examinations for years before 2011 and with few exceptions to state examinations before 2011. The Company evaluates whether a tax position of the Company is more likely than not to be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. For tax positions meeting the more likely than not threshold, the tax amount recognized in the financial statements is reduced by the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant taxing authority. The Company has reviewed its tax positions for open tax years and has concluded no provisions for income taxes is required in the Company's consolidated financial statements as of December 31, 2013. Interest and penalties related to uncertain tax benefits, if any, in the future will be recognized as operating expense

3. Allowance for Doubtful Accounts

The Company maintains an allowance for doubtful accounts at a level believed to be adequate to absorb losses and is based on past loss experience, current economic and market conditions and other relevant factors. The allowance for doubtful accounts was $400 as of December 31, 2013.

4. Investment in Hotel Properties, net

Investment in hotel properties as of December 31, 2013 (in thousands):

		December 31, 2013
Land and improvements	$	159,854
Building and improvements		705,120
Furniture, fixtures and equipment		80,168
Renovations in progress		4,992
		950,134
Less accumulated depreciation		(106,692)
Investment in hotel properties, net	**$**	**843,442**

5. Debt

Debt is comprised of the following at December 31, 2013:

		Monthly Payment (In thousands)			Principal Balance (In thousands)	Property Carrying Value (In thousands)
	Interest Rate	Amount	Beginning	Maturity Date	2013	2013
Variable rate debt						
JPM Chase loan (1)	4.97%	$ 4,063	09/04/2013	09/03/2016	$ 950,000	$ 838,333
					$ 950,000	**$ 838,333**

(1) During 2013, the Company refinanced its existing debt with a new $950 million, non-recourse loan with JP Morgan Chase Bank, National Association collateralized by the remaining 51 core hotels in the Innkeepers portfolio. The new loan is a five-year, interest only loan comprised of a two-year loan with three, one-year extension options. The first extension is not contingent on any factors. As such, the Company treats the loan as a three-year loan and amortizes deferred issuance costs over the three-year life term. Interest only payments are due monthly. The interest rate is based on one-month LIBOR plus 4.8%. Monthly payments are based on the number of days and loan balance and they will not the same every month, payments reflected above are based on last three months average LIBOR plus 4.8%.

The company estimates the fair value of its variable rate debt by taking into account general market conditions and the estimated credit terms it could obtain for debt with similar maturity and is classified within level 3 of the fair value hierarchy. The company's only variable rate debt is under its JPM Chase loan. The estimated fair value of the Company's variable rate debt as of December 31, 2013 was $956,699.

As of December 31, 2013, the Company was in compliance with all of its financial covenants including but not limited to the following financial covenants:

1) Cerberus Guarantor and Chatham Guarantor shall collectively maintain a Net Worth of not less than $225,000 in the aggregate,

2) Cerberus Guarantor shall maintain Unencumbered Liquid Assets of not less than $15,000, and

3) Chatham Guarantor shall maintain Unencumbered Liquid Assets of not less than $7,500 of which (i) not less than $3,000 of Unencumbered Liquid Cash Assets and (ii) not less than $4,500 in Unencumbered Credit Line Capacity.

(dollars in thousands)

Future scheduled principal payments of debt obligations as of December 31, 2013, for each of the next five calendar years and thereafter are as follows:

		Amount
2014	$	—
2015		—
2016		950,000
2017		—
2018		—
Thereafter		—
Total	**$**	**950,000**

6. Owners' Equity (Deficit)

The ownership of the Company at December 31, 2013 is as follows:

Owners' Name	12/31/2013
CRE-Ink REIT Member LLC	89.72%
Chatham Lodging, LP	10.28%
Total	**100.00%**

7. Commitments and Contingencies

Litigation

The nature of the operations of the hotels exposes the hotels and the Company to the risk of claims and litigation in the normal course of their business. The Company is not presently subject to any material litigation nor, to the Company's knowledge, is any material litigation threatened against the Company or its properties.

Hotel Ground Rent

The Courtyard by Marriott in Ft. Lauderdale, FL hotel is subject to a ground lease with an expiration date of August 1, 2034. Rent is equal to approximately $9 per month, with minimum rent subject to increase based on increases in the consumer price index.

The following is a schedule of the minimum future obligation payments required under the ground leases:

		Amount
2014	$	109
2015		111
2016		112
2017		114
2018		116
Thereafter		2,031
Total	$	2,593

(dollars in thousands)

Hotel Management Agreements

As of December 31, 2013, all of the hotels are managed by IHM. The management agreements with IHM have an initial term of five years and may be extended subject to approval by both IHM and the Company. The IHM management agreement may be terminated, for no termination fee, by giving not less than 30 days prior written notice and upon the assignment of the of lessees interests in the related hotel or upon sale or transfer of such hotel. The IHM management agreements may be terminated for cause, including the failure of the managed hotel to meet specified performance levels. The IHM management agreements provide for a base management fee ranging from 2% to 3% of the managed hotel's gross revenues as well as provides for an incentive management fee of 15% of the amount by which aggregate operating income less fixed costs for any given operating year for all hotels if such amount exceeds the aggregate amount of the final operating budget operating income less fixed costs. The incentive management fee is capped at 1% of gross hotel revenues for the applicable calculation. Management agreements with IHM also provide for accounting fees up to $1,000 per month per hotel as well a revenue management fee of $550 per month per hotel.

Hotel Franchise Agreements

Terms of the Company's franchise agreements are:

Franchisor	# of hotels	Franchise/Royalty Fee	Marketing/Program Fee	Expiration Dates
Marriott International	38	5.0% to 6.5%	1.5% to 2.5%	2016 to 2028
Hampton Inns Franchise LLC	5	5%	4%	2016 to 2021
The Sheraton, LLC	2	5.0% to 6.0% for gross rooms sales and 3.0% for gross food and beverage sales	1.0% to 1.25%	2031
Westin Hotel Management, Inc.	1	7.0% for gross rooms sales and 3.0% for gross food and beverage sales		2031
Hyatt Franchising, LLC	5	3.0% to 5.0%	4%	2022

(dollars in thousands)

8. Discontinued Operations

As of December 31, 2013, the Company has no hotel property classified as held for sale. As of December 31, 2012, the Company had four properties held for sale and all four hotels were sold during the year ended December 31, 2013 and recognized a net loss on sale of the four hotels of $2,456.

The following table sets forth the components of discontinued operations for the year ended December 31, 2013:

		2013
Hotel operating revenue	$	1,854
Hotel operating expenses		(1,933)
Depreciation		—
Amortization of franchise fees		(6)
Property taxes and insurance		(187)
General and administrative		(2)
Loss from discontinued operations		(274)
Loss on sale of assets from discontinued operations		(2,456)
Net loss from discontinued operations	**$**	**(2,730)**

9. Related Party Transactions

As of December 31, 2013, all 51 hotels are managed by IHM. Management, revenue management and accounting fees paid by the Company to IHM for the year ended December 31, 2013 were $6,347. At December 31, 2013, the amounts due to IHM were $130. Incentive management fees paid to IHM for the year ended December 31, 2013 were $0.

10. Subsequent Events

The Company has performed an evaluation of subsequent events since the balance sheet date through March 10, 2014, the date of the issuance of the financial statements. During 2014, the owners decided to offer for sale all 51 of the hotels.

11. Subsequent Events (unaudited)

The Company has updated its evaluation of subsequent events since the balance sheet date through September 26, 2014, the date of the reissuance of the financial statements. On June 9, 2014, the owners of the Company completed the sale of the joint venture to a new joint venture between an affiliate of NorthStar Realty Finance Corp. ("NorthStar") and an affiliate of Chatham in which NorthStar effectively acquired Cerberus' 89.7% interest in 47 of the 51 hotels and the remaining four hotels, each of which is a Residence Inn located in Silicon Valley, CA, were purchased by Chatham for approximately $326 million. In connection with the transaction, the joint venture also obtained refinancing from JP Morgan Chase Bank, National Association ("JP Morgan Chase") collateralized by the 47 hotels for approximately $840 million and incurred approximately $10.5 million in breakage fees associated with refinancing the loan.